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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Registration Statement on Form SB-2 of our report dated April 11, 2000, [ except for Footnote 9 and 10 as to which the date is August 1, 2000 ] on our audit of the consolidated financial statements of Paradigm Advanced Technologies, Inc., as of December 31, 1998 and 1999, and for the years ended December 31, 1999, 1998, and 1997, which report is included in this Registration Statement on Form SB-2.

                         /s/ Bromberg & Associate

                         CHARTERED ACCOUNTANTS

Downsview, Ontario

August 2, 2000